                                                                Exhibit 99.10(b)



                           Morgan, Lewis & Bockius LLP
                          1111 Pennsylvania Avenue, NW
                             Washington, D.C. 20004
                                Tel: 202-739-3000
                                Fax: 202-739-3001



May 21, 2004



The Penn Mutual Life Insurance Company
Penn Mutual Variable Annuity Account III
600 Dresher Road
Horsham, Pennsylvania 19044

Re:  Registration No. 2-77283; 811-03457

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 34 to the Registration Statement on Form N-4 (File No. 2-77283; 811-03457) for Penn Mutual Variable Annuity Account III filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                        Very truly yours,

                                        /s/ Morgan, Lewis & Bockius LLP

                                        Morgan, Lewis & Bockius LLP